UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2007

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets

On August 28, 2007, the Company completed the acquisition of the Genco Tiberius, a January 2007-built 175,000 dwt Capesize vessel, from an affiliate of Metrostar Management Corporation.  The Company had agreed to buy the vessel under the terms of a Master Agreement that the Company entered into with Metrostar Management Corporation on July 12, 2007.   The Company paid a total purchase price of $125 million, which the Company financed with borrowings under its $1.4 billion credit facility.  The vessel is currently on charter with Cargill International S.A. at a rate of $45,263 per day, less a 5% third party brokerage commission. The charter is due to expire between January 2010 and May 2010.

A copy of the Company’s press release announcing the delivery of the Genco Tiberius to the Company is attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.    Description

99.1        Press Release dated August 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                GENCO SHIPPING & TRADING LIMITED

            DATE:  August 28, 2007
/s/ John C. Wobensmith John C. Wobensmith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1        Press Release dated August 28, 2007.